EVERGREEN UTILITIES AND HIGH INCOME FUND
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS DECEMBER 12, 2008

200 Berkeley Street, Boston, Massachusetts 02116-5034

TO THE SHAREHOLDERS OF
EVERGREEN UTILITIES AND HIGH INCOME FUND

Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Evergreen Utilities and High Income Fund (the "Fund") will be held on Decemer 12, 2008 at 10:00 a.m. Eastern time, at the offices of Evergreen Investments, 200 Berkeley Street, 26th Floor, Boston, Massachusetts 02116-5034, for the following purposes:

  To elect four Trustees of the Fund to serve for the term indicated herein and until their successors shall have been duly elected and qualified;

  To amend the Fund's fundamental investment restriction concerning lending; and

  To transact such other business as may properly come before the Meeting or any adjournments thereof.

Shareholders of record at the close of business on October 10, 2008 will be entitled to vote at the Meeting to the extent described in the accompanying proxy statement.

It is hoped that you will attend the Meeting, but if you cannot do so, please complete and sign the enclosed proxy card and return it in the accompanying envelope as promptly as possible. Any shareholder attending the Meeting can vote in person even though a proxy may have already been designated by the shareholder. Instructions for the proper execution of the proxy card are set forth at the end of this proxy statement.

THE BOARD OF TRUSTEES OF THE FUND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE AS A TRUSTEE AND FOR THE CHANGE IN THE FUNDAMENTAL INVESTMENT RESTRICTION CONCERNING LENDING.

By Order of the Board of Trustees

MICHAEL H. KOONCE
Secretary

October 30, 2008

EVERGREEN UTILITES AND HIGH INCOME FUND
PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Trustees of Evergreen Utilities and High Income Fund (the "Fund") for the Annual Meeting of Shareholders (the "Meeting") to be held at Evergreen Investments, 200 Berkeley Street, 26th Floor, Boston, Massachusetts 02116-5034, on December 12, 2008 at 10:00 a.m. Eastern time. The address of the principal office of the Fund is Evergreen Investments, 200 Berkeley Street, Boston, Massachusetts 02116-5034.

This proxy statement, the accompanying Notice of Annual Meeting of Shareholders, the proxy card and the Annual Report of the Fund for the period ended August 31, 2008 will be first sent to shareholders on or about October 30, 2008.

Proxy Solicitation

The Board of Trustees intends to bring before the Meeting the matters set forth in the accompanying notice. You can vote by returning your properly executed proxy card in the envelope provided. When you complete and sign your proxy card, the proxies named will vote on your behalf at the Meeting (or any adjournments thereof) exactly as you have indicated. If no choice is specified, your shares of the Fund will be voted FOR the election of the nominees named in the enclosed proxy card and IN FAVOR OF the change to the fundamental investment restriction concerning lending. Holders of common shares ("Shares") of the Fund ("Shareholders") will vote on the election of Ms. Kosel and Messrs. Austin, McDonnell and Shima and the proposed amendment to the fundamental investment restriction concerning lending. If any other matters are properly presented at the Meeting for action, the persons named as proxies will vote in accordance with the views of management of the Fund. Shareholders may revoke a proxy prior to the Meeting by giving timely written notice of such revocation to the Fund at the address above, by submitting a subsequent proxy timely and in accordance with the methods prescribed by this proxy statement, or by attending the Meeting and voting in person.

Abstentions and broker non-votes (i.e., Shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or other persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) are counted as present for quorum purposes. The Fund's Amended and Restated Agreement and Declaration of Trust (the "Declaration") provides that the holders of thirty-three and a third percent (33 1/3%) of the Shares issued, outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business at the Meeting. With regard to the election of trustees, votes may be cast FOR all nominees or the authority to vote may be WITHHELD either with respect to all of the nominees or any individual nominee. With regard to the Fund's fundamental investment restriction concerning lending, votes may be cast IN FAVOR OF or AGAINST the proposed amendment or you may ABSTAIN from voting. Abstentions, broker non-votes, and votes that are withheld will count for purposes of determining whether a quorum is present, will have no effect with respect to the election of trustees (Proposal 1), but will have the effect of a vote against the proposed amendment to the Fund's fundamental investment restriction concerning lending (Proposal 2).

If a quorum is met, the affirmative vote of a plurality of the votes cast by Shareholders present in person or represented by proxy at the Meeting and entitled to vote is required for the election of trustees (Proposal 1). The approval of the proposed change in the fundamental investment restriction concerning lending (Proposal 2) requires the affirmative vote of a majority of the outstanding voting securities of the Fund as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). The 1940 Act defines the vote of a majority of the outstanding voting securities of the Fund to mean the affirmative vote of the lesser of (a) 67% or more of the Shares of the Fund present at the meeting, if more than 50% of the outstanding shares of the Fund are present in person or by proxy at the Meeting, or (b) more than 50% of the outstanding Shares of the Fund.

In the event a quorum is not present at the Meeting or a quorum is present but sufficient votes to approve a proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. The persons named as proxies will vote in favor of an adjournment those votes marked in favor of the proposal. The persons named as proxies will vote against any such adjournment those votes marked against the proposal. The Meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the Shares represented at the Meeting, either in person or by proxy; or by the chair of the Meeting, in his or her discretion. Abstentions and broker non-votes will not be voted on a motion to adjourn.

Any proposal for which sufficient favorable votes have been received by the time of the Meeting may be acted upon and considered final regardless of whether the Meeting is adjourned to permit additional solicitation with respect to any other proposal. In certain circumstances in which the Fund has received sufficient votes to approve a matter being recommended for approval by the Fund's Board of Trustees, the Fund may request that brokers and nominees, in their discretion, withhold submission of broker non-votes in order to avoid the need for solicitation of additional votes in favor of the proposal.

The Fund will bear the costs of preparing, printing and mailing this proxy statement, the proxies and any additional materials which may be furnished to Shareholders. Solicitation may be undertaken by mail, telephone, facsimile and personal contact. The Fund has engaged the Altman Group to solicit proxies from brokers, banks, other institutional holders and individual Shareholders for a fee of approximately $30,000.00. This fee will be borne by the Fund.

Voting Securities and Principal Holders Thereof

Shareholders of record of the Fund's Shares at the close of business on October 10, 2008 will be entitled to vote at the Meeting or any adjournment thereof to the extent set forth in this proxy statement. As of October 10, 2008, the Fund had outstanding 8,974,723 common shares. Each common share will be entitled to one vote for each dollar, and a fractional vote for each fraction of a dollar, of net asset value per share, as to any matter on which the common share is entitled to vote.

As of October 10, 2008, the Depository Trust Company owned of record approximately 100% of the outstanding shares of the Fund. No person is reflected on the books and records of the Fund as owning beneficially 5% or more of the outstanding shares of any class of the Fund as of October 10, 2008.

As of October 10, 2008, the officers and Trustees of the Fund as a group beneficially owned in the aggregate less than 1.00% of the common shares of the Fund and less than 1.00% of the outstanding securities of Wachovia Corporation ("Wachovia"), parent of Evergreen Investment Management Company, LLC ("EIMC"), the Fund's investment advisor, and Tattersall Advisory Group, Inc. ("TAG"), the Fund's sub-advisor. Additionally, as of October 10, 2008, the officers and Trustees of the Fund as a group beneficially owned in the aggregate less than 1.00% of Crow Point Partners, LLC ("Crow Point"), the other sub-advisor to the Fund.

I. ELECTION OF TRUSTEES (Proposal 1)

The Board of Trustees has nominated four persons for election to the Fund's Board of Trustees. Each of these nominees currently serves on the Fund's Board of Trustees. In accordance with the Fund's Declaration, the Trustees have been divided into three classes (each a "Class"): Class I, Class II and Class III. The Trustees in each Class serve until the annual meeting in the year indicated: Class I, 2010, Class II, 2008 and Class III, 2009 or, if later, until their respective successors are elected and qualified. At each subsequent annual meeting, the persons elected to the Class of Trustees whose terms are expiring will generally be nominated for a three-year term. The effect of these staggered terms is to limit the ability of other entities or persons to acquire control of the Fund by delaying the replacement of a majority of the Board of Trustees. If any nominee for any reason becomes unable to serve or is unwilling to serve, the persons named as proxies in the enclosed proxy card will vote for the election of such other person or persons as they may consider qualified. The Board of Trustees has no reason to believe that any of the four nominees will be unable or unwilling to serve.

The Board of Trustees of the Fund proposes the following nominees for election at the 2008 Meeting:

Trustee	Class	Expiration of Term if Elected
Charles A. Austin III	Class II	2011 Annual Meeting[1]
Carol A. Kosel	Class II	2011 Annual Meeting1,[2]
Gerald M. McDonnell	Class II	2011 Annual Meeting[1]
Richard J. Shima	Class II	2011 Annual Meeting[1]

1	Or, if later, until their respective successors are elected and qualified.
2	Or, if shorter, until she ceases to serve as a trustee of the open-end Evergreen funds.

You cannot vote by proxy for anyone other than the four nominees currently proposed to serve on the Board of Trustees.

Trustee and Nominee Trustee Information

The following tables contain specific information about each Trustee and nominee Trustee as of August 31, 2008, including: age, principal occupation(s) during the past five years, position held with the Fund, length of time served, any other directorships held outside the Evergreen family of funds and number of portfolios overseen by such Trustee and nominee Trustee. The address for each Trustee and nominee Trustee is 200 Berkeley Street, Boston, Massachusetts 02116-5034.

Name and Age	Position Held with the Fund	Length of Time Served[1]	Principal Occupation(s) During Past 5 Years[2]	Number of Portfolios in Fund Complex Overseen by Trustee[3]	Other Directorships Held by Trustee
Class I - Non-Interested Trustees to serve until 2010 Annual Meeting of Shareholders
K. Dun Gifford DOB: 10/23/19384,5,[6]	Trustee	Trustee since 2004	Chairman and President, Oldways Preservation and Exchange Trust (education); Trustee, Chairman of the Finance Committee, Member of the Executive Committee, and Former Treasurer, Cambridge College	94	None
Dr. Leroy Keith, Jr. DOB: 2/14/19395,[6]	Trustee	Trustee since 2004	Managing Director, Almanac Capital Management (commodities firm); Trustee, Phoenix Fund Complex; Director, Diversapack Co. (packaging company); Former Partner, Stonington Partners, Inc. (private equity fund); Former Director, Obagi Medical Products Co.; Former Director, Lincoln Educational Services	94	Trustee, Phoenix Fund Complex (consisting of 53 portfolios as of 12/31/07)
Patricia B. Norris DOB: 4/9/1948[7]	Trustee	Trustee since 2006	President and Director of Buckleys of Kezar Lake, Inc. (real estate company); Former President and Director of Phillips Pond Homes Association (home community); Former Partner, PricewaterhouseCoopers, LLP (independent registered public accounting firm)	94	None
Michael S. Scofield DOB: 2/20/19434,[6]	Trustee	Trustee since 2004	Retired Attorney, Law Offices of Michael S. Scofield; Former Director and Chairman, Branded Media Corporation (multi-media branding company)	94	None
Class II - Non-Interested Nominee Trustees Proposed to serve until 2011 Annual Meeting of Shareholders[8]
Charles A. Austin III DOB: 10/23/19346,[7]	Trustee	Trustee since 2004	Investment Counselor, Anchor Capital Advisors, LLC. (investment advice); Director, The Andover Companies (insurance); Trustee, Arthritis Foundation of New England; Former Director, The Francis Ouimet Society (scholarship program); Former Director, Executive Vice President and Treasurer, State Street Research & Management Company (investment advice)	94	None
Carol A. Kosel DOB: 12/25/19639,[10]	Trustee	Trustee since 2008	Former Consultant to the Evergreen Boards of Trustees; Former Vice President and Senior Vice President, Evergreen Investments, Inc.; Former Treasurer, Evergreen Funds; Former Treasurer, Vestaur Securities Fund	94	None
Gerald M. McDonnell DOB: 7/14/1939[5]	Trustee	Trustee since 2004	Former Manager of Commercial Operations, CMC Steel (steel producer)	94	None
Richard J. Shima DOB: 8/11/1939[5]	Trustee	Trustee since 2004	Independent Consultant; Director, Hartford Hospital; Trustee, Greater Hartford YMCA; Former Director, Trust Company of CT; Former Director, Old State House Association; Former Trustee, Saint Joseph College (CT)	94	None
Class III - Non-Interested Trustees to serve until 2009 Annual Meeting of Shareholders
William W. Pettit DOB: 8/26/1955[9]	Trustee	Trustee since 2004	Partner and Vice President, Kellam & Pettit, P.A. (law firm); Director, Superior Packaging Corp. (packaging company); Member, Superior Land, LLC (real estate holding company), Member, K&P Development, LLC (real estate development); Former Director, National Kidney Foundation of North Carolina, Inc. (non-profit organization)	94	None
David M. Richardson DOB: 9/19/1941[9]	Trustee	Trustee since 2004	President, Richardson, Runden LLC (executive recruitment advisory services); Director, J&M Cumming Paper Co. (paper merchandising); Trustee, NDI Technologies, LLP (communications); Former Consultant, AESC (The Association of Executive Search Consultants)	94	None
Dr. Russell A. Salton, III DOB: 6/2/19474,6,[7]	Trustee	Trustee since 2004	President/CEO, AccessOne MedCard, Inc.	94	None
Class III - Interested Trustee to serve until 2009 Annual Meeting of Shareholders
Richard K. Wagoner DOB: 12/12/19375,[11]	Trustee	Trustee since 2004	Member and Former President, North Carolina Securities Traders Association; Member, Financial Analysts Society	94	None

1	Initially, all Trustees are elected to serve a one-, two- or three-year term and thereafter, if re-elected, to serve three-year terms.
2	Principal occupation and other directorships information is as of December 31, 2007.
3	As of December 31, 2007, the Evergreen fund complex consisted of ten open-end investment companies with eighty-eight separate series and six closed-end funds.
4	Member of Executive Commitee (which also functions as the Nominating Committee and Qualified Legal Compliance Committee).
5	Member of Performance Committee.
6	Member of 15(c) Committee.
7	Member of Audit Committee.
8	If elected, Ms. Kosel will serve until the 2011 annual meeting of shareholders or, if shorter, until she ceases to serve as a trustee of the open-end Evergreen funds.
9	Member of Distribution, 12b-1 and Service Committee.
10	Ms. Kosel was appointed to the Fund's Board of Trustees by the Board of Trustees effective January 1, 2008.
11

Mr. Wagoner is an "interested person" of the Evergreen funds, as defined in Section 2(a)(19) of the 1940 Act, because of his ownership of shares in Wachovia, the parent to EIMC, the Evergreen funds' investment advisor.

The following table contains specific information about the dollar range of equity securities beneficially owned by each Trustee and nominee Trustee in the Fund and the aggregate dollar range of equity securities in other funds in the Evergreen family of funds overseen by the Trustees.

Name of Trustee or Nominee Trustee	Dollar Range of Equity Securities in the Fund as of August 31, 2008	Aggregate Dollar Range of Equity Securities in All Funds Overseen by Trustee in Evergreen Family of Investment Companies as of December 31, 2007
Non-Interested Trustees
Charles A. Austin III1,[2]	$0	Over $100,000
K. Dun Gifford	$0	Over $100,000
Dr. Leroy Keith, Jr.	$1-$10,000	Over $100,000
Carol A. Kosel[2]	$0	Over $100,000
Gerald M. McDonnell1,[2]	$1-$10,000	Over $100,000
Patricia B. Norris	$0	Over $100,000
William W. Pettit[1]	$0	Over $100,000
David M. Richardson	$10,001-$50,000	Over $100,000
Dr. Russell A. Salton, III[1]	$0	Over $100,000
Michael S. Scofield[1]	$0	Over $100,000
Richard J. Shima1,[2]	$10,001-$50,000	Over $100,000
Interested Trustee
Richard K. Wagoner	$1-$10,000	Over $100,000

1

In addition to the above amounts, the Trustee has over $100,000 indirectly invested in certain of the Evergreen funds through Deferred Compensation Plans, with the exception of Mr. Shima who has over $50,000 indirectly invested.

2	Nominee Trustee.

Board Meetings and Committees

The Fund is supervised by a Board of Trustees. The Trustees meet periodically throughout the year to oversee the Fund's activities, reviewing, among other things, the Fund's performance and its contractual arrangements with various service providers. During the fiscal year ended August 31, 2008, the Board of Trustees held 6 regular meetings and 4 special meetings. Each Trustee attended at least 75% of the aggregate of the total number of meetings of the Board and Committees on which he or she served.

The Fund has an Executive Committee which consists of K. Dun Gifford, Dr. Russell A. Salton, III and the Chairman of the Board, Michael S. Scofield, each of whom is not an "interested person" of the Fund as defined in the 1940 Act (an "Independent Trustee"). The Executive Committee recommends Trustees to fill vacancies, prepares the agenda for Board Meetings, acts on routine matters between scheduled Board meetings and reviews and resolves conflicts of interest between the Fund and the Fund's investment advisor or its affiliates. The Executive Committee also oversees and assists Trustee oversight of: litigation commenced by or against the Evergreen funds; litigation commenced by or against any service provider to the Evergreen funds that relates to the Evergreen funds or that may have a material effect on the service provider's ability to perform its services to the Evergreen funds; non-routine regulatory actions, examinations, inspections, or other activities in respect of any service provider to the Evergreen funds that relate to its services to the Evergreen funds or that may have a material effect on the service provider's ability to perform its services to the Evergreen funds. The Executive Committee met 36 times during fiscal year 2008.

The Nominating Committee is responsible for nominating candidates for election to the Board of Trustees by the full Board. The Committee may solicit suggestions for persons to fill vacancies on the Board of Trustees from such sources as it deems appropriate, including EIMC. The Committee will consider nominations for openings on the Board of Trustees from Shareholders who have separately or as a group held for at least one full year at least 5% of the outstanding shares of the Fund. For additional detail, please see the Fund's Policy for the Consideration of Trustee Nominees attached as Exhibit B.

The Qualified Legal Compliance Committee is responsible for establishing written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation of an applicable U.S. federal or state securities law, a material breach of a fiduciary duty arising under U.S. federal or state law, or a similar material violation of any U.S. federal or state law by a Fund or by any officer, Trustee, employee or agent of a Fund. The Committee is also responsible for determining whether an investigation is necessary regarding any report of evidence of a material violation. If it is determined that there has been a material violation, the Committee is responsible for informing the Fund's chief legal officer and chief executive officer and taking all other appropriate actions to respond to evidence of a material violation.

The Fund has a 15(c) Committee which consists of Charles A. Austin III, K. Dun Gifford, Dr. Leroy Keith, Jr., William W. Pettit, Dr. Russell A. Salton, III and the Chairman of the Committee, Michael S. Scofield, each of whom is an Independent Trustee. The 15(c) Committee is responsible for gathering relevant information to assist the full Board in fulfilling its obligations relating to the initial approval and renewal of advisory and distribution contracts pursuant to Section 15 of the 1940 Act. It may request information from and submit questions to the Fund's investment advisor and its affiliates in order for the full Board of Trustees to determine whether or not to enter into or renew Fund contracts. The 15(c) Committee met 5 times during fiscal year 2008.

The Fund has an Audit Committee which consists of Dr. Russell A. Salton, III, Patricia B. Norris and the Chairman of the Committee, Charles A. Austin III, each of whom is an Independent Trustee. The purpose of the Audit Committee is to review the Fund's accounting and financial reporting policies and practices, their internal controls and, as appropriate, the internal controls of certain service providers, review the quality and objectivity of the Fund's financial statements and the independent audits thereof, and to act as liaison between the Fund's independent auditors and the Board of Trustees. The Audit Committee also oversees and assists Trustee oversight of matters related to pricing and valuation of portfolio securities. Each member of the Audit Committee is "independent" as defined in the American Stock Exchange's listing standards. The Audit Committee met 18 times during fiscal year 2008.

The Fund has a Performance Committee which consists of K. Dun Gifford, Gerald McDonnell, Richard J. Shima, Richard K. Wagoner and the Chairman of the Committee, Dr. Leroy Keith, Jr. The Performance Committee reviews all activities involving investment-related issues and activities of EIMC and any sub-advisors to the Evergreen funds and assesses the performance of the Evergreen funds. With the exception of Mr. Wagoner, the members of the Performance Committee are Independent Trustees. The Performance Committee met 6 times during fiscal year 2008.

The Fund has a Distribution, 12b-1, and Service Committee (formerly the 12b-1 Committee) which consists of Carol A. Kosel, David M. Richardson and the Chairman of the Committee, William W. Pettit, each of whom is an Independent Trustee. The Distribution, 12b-1, and Service Committee oversees and assists Trustee oversight of: the means by which shares of the Evergreen funds are distributed; expenditures by the Evergreen funds' distributor of amounts paid under the funds' Rule 12b-1 plans; the nature and quality of services provided by the Evergreen fund's transfer agents; and the overall level of servicing provided to shareholders of the Fund. The Distribution, 12b-1, and Service Committee met 4 times during fiscal year 2008.

Nominating Committee Process

The Executive Committee also functions as the Nominating Committee. The members of the Executive Committee are "independent" as defined in the American Stock Exchange's listing standards. The Executive Committee Charter details the Nominating Committee functions. A copy of the Evergreen funds' Executive Committee Charter is attached as Exhibit A.

The Board of Trustees has approved a policy pursuant to which the Board of Trustees may consider nominees for election as Trustees. The policy states the minimum nominee qualifications, the process for identifying and evaluating trustee nominees and the process for considering nominees recommended by shareholders. The Evergreen funds' Policy for the Consideration of Trustee Nominees is attached as Exhibit B.

Communications with Board Members

The Board of Trustees has approved a policy for communications with Board members. Any shareholder who wishes to send a communication to the Board of Trustees of an Evergreen fund should send the communications to the Evergreen Board of Trustees, P.O. Box 20083, Charlotte, North Carolina 28202. If a shareholder wishes to send a communication directly to an individual Trustee or to a Committee of the Fund's Board of Trustees, the communication should be specifically addressed to such individual Trustee or Committee and sent to the above address.

Trustee Attendance Policy at Annual Shareholder Meetings

The Evergreen funds that are listed on the American Stock Exchange are required to hold an Annual Meeting of Shareholders. On March 18, 2004, the Board of Trustees approved a policy for Trustee attendance at annual shareholder meetings that encourages Trustee attendance at each Annual Meeting of Shareholders in person or by video conference.

Mr. Charles A. Austin III attended the 2007 Annual Meeting of Shareholders.

Current Officers

The following table contains specific information about each principal executive officer of the Fund as of August 31, 2008, including: name, address and age, position held with the Fund, length of time served and principal occupation(s) during the past five years, including offices held with EIMC, Wachovia and their affiliated companies.

Name, Address and Date of Birth	Position with Trust	Principal Occupation for Last Five Years
Dennis H. Ferro 401 S. Tyron Charlotte, NC 28288 DOB: 6/20/1945	President since 2004	President, Chief Executive Officer, Evergreen Investment Company, Inc. and Executive Vice President, Wachovia Bank, N.A.; Former Chief Investment Officer, Evergreen Investment Company, Inc.
Kasey L. Phillips 200 Berkeley Street Boston, MA 02116-5034 DOB: 12/12/1970	Treasurer since 2005	Senior Vice President, Evergreen Investment Services, Inc.; Former Vice President, Evergreen Investment Services, Inc.; Former Assistant Vice President, Evergreen Investment Services, Inc.
Michael H. Koonce 200 Berkeley Street Boston, MA 02116-5034 DOB: 4/20/1960	Secretary since 2003	Senior Vice President and General Counsel, Evergreen Investment Services, Inc.; Senior Vice President and Assistant General Counsel, Wachovia Corporation
Robert Guerin 200 Berkeley Street Boston, MA 02116-5034 DOB: 9/20/1965	Chief Compliance Officer since 2007	Chief Compliance Officer, Evergreen Funds and Senior Vice President of Evergreen Investments Company, Inc; Former Managing Director and Senior Compliance Officer, Babson Capital Management LLC; Former Principal and Director, Compliance and Risk Management, State Street Global Advisors; Former Vice President and Manager, Sales Practice Compliance, Deutsche Asset Management

Dennis H. Ferro oversees the operations of the Fund. Michael H. Koonce is responsible for the Fund's compliance with governing law. Kasey L. Phillips is responsible for maintaining the books and records of the Fund and for working with the Fund's portfolio managers on a continuous basis to ensure that accounting records are properly maintained. Robert Guerin is responsible for reviewing Fund policies and procedures and monitoring the Fund's compliance with them.

Other Remuneration and Affiliations of Officers and Trustees

Fees, salaries or other remuneration of officers of the Fund who also serve as officers or employees of EIMC or any of its affiliated companies are borne by EIMC or the Wachovia affiliate for whom the individual serves. The Fund's principal executive officers did not receive any compensation or expense reimbursement from the Fund for the fiscal year ended August 31, 2008. The Fund reimburses all Trustees for expenses incurred in connection with attending meetings of the Board of Trustees. For the fiscal year ended August 31, 2008, the Trustees earned the following compensation from the Fund and the Evergreen fund complex:

Name of Person and Position with the Fund	Aggregate Compensation From the Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses[1]	Total Compensation From the Fund and Fund Complex Paid to Trustees[2]
Non-Interested Trustees
Charles A. Austin III, Trustee[3]	$410	N/A	$239,500
K. Dun Gifford, Trustee	$368	N/A	$220,500
Dr. Leroy Keith, Jr., Trustee	$387	N/A	$217,166
Carol A. Kosel, Trustee[3]	$210	N/A	$136,266
Gerald M. McDonnell, Trustee[3]	$338	N/A	$189,000
Patricia B. Norris, Trustee	$340	N/A	$204,000
William W. Pettit, Trustee	$362	N/A	$206,083
David M. Richardson, Trustee	$338	N/A	$189,000
Dr. Russell A. Salton, III, Trustee	$366	N/A	$219,000
Michael S. Scofield, Trustee	$536	N/A	$316,000
Richard J. Shima, Trustee[3]	$359	N/A	$201,750
Interested Trustee
Richard K. Wagoner, Trustee	$336	N/A	$188,000

1	The Fund does not currently provide pension or retirement plan benefits to the Trustees.
2	As of August 31, 2008, the Evergreen fund complex consisted of ten open-end investment management companies representing eighty separate series and six closed-end funds.
3	Nominee Trustee.

II. AMENDMENT TO LENDING POLICY (Proposal 2)

The Fund may invest in loans, including, for example, corporate loans, loan participations, direct debt, bank debt, and bridge debt. Loans are subject to risks similar to those associated with below-investment grade bond investments, such as, for example, credit risk (e.g., the risk an issuer will default on its obligations), interest rate risk, below investment grade bond risk (e.g., heightened volatility and risk of default), and the risk that the loan may become illiquid and difficult to value. The Fund has the following policy regarding lending that may not be amended without a vote of the Fund's shareholders:

"The Fund may not make loans to other persons, except that the Fund may lend its portfolio securities in accordance with applicable law. The acquisition of investment securities or other investment instruments shall not be deemed to be the making of a loan."

It is proposed that shareholders approve the replacement of the foregoing fundamental restriction with the following amended fundamental restriction concerning lending:

"The Fund may not make loans to other persons, except that the Fund may lend its portfolio securities or cash in accordance with applicable law. The acquisition of investment securities or other investment instruments shall not be deemed to be the making of a loan."

Proposal 2 is intended principally to eliminate any uncertainty as to the Fund's ability to participate in lending transactions as a lender in the initial lending syndicate. In such a loan, the Fund, alone or with other lenders, may lend money or agree to lend money directly to a borrower. These transactions differ from other cases where the Fund invests in corporate or other loans, where the Fund may acquire all or some of the interest in a loan from an entity which made the original loan. Management does not expect that the Fund's participation in such loans would affect materially the operation of the Fund; however, participation in loans at origination may present risks not present when the Fund purchases loans from other lenders. For example, as a member of the original lending syndicate, the Fund may receive material non-public information that could limit the Fund's ability to buy or sell the loans or other securities at a time when the portfolio manager believes it is advisable to do so.

The following is a summary discussion of the principal risks involved in investing in loans. Loans in which the Fund may invest are subject generally to the same risks as debt securities in which the Fund may invest, including, for example, credit risk and interest rate risk. Borrowers may include corporate, governmental, or other borrowers. Loans in which the Fund invests may be made to finance highly leveraged corporate acquisitions. The highly leveraged capital structure of the borrowers in such transactions may make such loans especially vulnerable to adverse changes in economic or market conditions. Loans generally are subject to restrictions on transfer, and only limited opportunities may exist to sell loans in secondary markets. As a result, the Fund may be unable to sell loans at a time when it may otherwise be desirable to do so or may be able to sell them only at a price that is less than their fair market value. Market bids may be unavailable for loans from time to time; the Fund may find it difficult to establish a fair value for loans held by it. If the Fund only acquires an assignment or a participation in a loan made by a third party, the Fund may not be able to control the exercise of any remedies that the lender would have under the loan. In addition, the Fund may have to rely on the assignor(s) or participating institution(s) to demand and receive payments in respect of the loans, and to pay those amounts on to the Fund; the Fund will be subject to the risk that the assignor(s) may be unwilling or unable to do so. In such a case, the Fund would not likely have any rights over or against the borrower directly. Many loans in which the Fund invests may be unrated, and the Fund's investment advisers will be required to rely exclusively on their analysis of the borrower in determining whether to acquire, or to continue to hold, a loan. Certain of the loans acquired by the Fund may involve revolving credit facilities under which a borrower may from time to time borrow and repay amounts up to the maximum amount of the facility. In such cases, the Fund would have an obligation to advance its portion of such additional borrowings upon the terms specified in the loan participation. The Fund may be required to fund such advances at times and in circumstances where the Fund might not otherwise choose to make a loan to the borrower. The value of collateral, if any, securing a loan can decline, or may be insufficient to meet the borrower's obligations or difficult to liquidate. In addition, the Fund's access to collateral may be limited by bankruptcy or other insolvency laws. If a secured loan is foreclosed, the Fund could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, under legal theories of lender liability, the Fund potentially might be held liable as a co-lender.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Fund's Trustees, principal executive officers and certain other persons to file reports regarding ownership of, and transactions in, the Fund's securities with the Securities and Exchange Commission (the "SEC"). Copies of the required filings must also be furnished to the Fund. For the prior fiscal year, the Fund believes that all reports required to be filed by the Fund's officers and Trustees were filed on a timely basis.

Forms 3, 4, and 5 for the officers and Trustees of the Fund may be accessed through Evergreen Investments' Web site at www.EvergreenInvestments.com.

Service Providers

Investment Advisor and Administrator. EIMC, an indirect wholly owned subsidiary of Wachovia, a North Carolina-based, multi-bank financial holding company subject to the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder, currently serves as both the Fund's investment advisor and administrator. EIMC has been managing mutual funds and private accounts since 1932. The principal business address of EIMC is 200 Berkeley Street, Boston, Massachusetts 02116-5034.

Investment Sub-advisors. Crow Point currently serves as a sub-advisor to the Fund. The principal business address of Crow Point is 10 The New Driftway, Scituate, Massachusetts 02066. TAG, a subsidiary of Wachovia and an affiliate of EIMC, also serves as a sub-advisor to the Fund. The principal business address of TAG is 6802 Paragon Place, Suite 200, Richmond, Virginia 23230.

Transfer Agent. Computershare Fund Services is the Fund's transfer agent and is located at P.O. Box 43010, Providence, Rhode Island 02940-3010.

Independent Registered Public Accounting Firm. KPMG LLP ("KPMG"), 99 High Street, Boston, Massachusetts 02110, has been approved by the Trustees of the Fund as the independent registered public accounting firm of the Fund for the current fiscal year ending August 31, 2009.

The Audit Committee of the Board of Trustees unanimously recommended the selection of KPMG, and the Board of Trustees unanimously approved such selection, at a meeting held on September 17-18, 2008.

The Fund's Audit Committee has established and adopted policies and procedures for pre-approving audit services, audit-related services, tax services and all other services provided by the Fund's independent registered public accounting firm as well as the fee levels or budgeted amounts for those services. The Fund's policies and procedures include reporting and request or application requirements that are intended to keep the Audit Committee informed of all the services provided by the Fund's independent registered public accounting firm. In addition, the Fund's Chief Compliance Officer is required to monitor the performance of the services provided by the Fund's independent registered public accounting firm in order to determine whether those services are in compliance with the Fund's pre-approval policies and procedures and to report the results of this monitoring to the Audit Committee on a periodic basis. The Fund's pre-approval policies and procedures do not delegate any of the Audit Committee's responsibilities under the Exchange Act for pre-approving services performed by the Fund's independent registered public accounting firm to the Fund's management.

A representative of KPMG, if requested by any Shareholder, will be present via telephone at the Meeting to respond to appropriate questions from Shareholders and will have an opportunity to make a statement if he or she chooses to do so. It is not expected that such representative will be present in person at the Meeting.

In approving the selection of KPMG for the Fund, the Audit Committee considered, in addition to other practices and requirements relating to the selection of the Fund's independent registered public accounting firm, whether any services performed by KPMG for the Fund and the investment advisor and for certain related parties for which KPMG received non-audit fees are compatible with maintaining the independence of KPMG as the Fund's independent registered public accounting firm.

On September 17, 2008, the Audit Committee reviewed and discussed with management the Fund's audited financial statements for the fiscal year ended August 31, 2008. The Audit Committee has reviewed and discussed with KPMG the matters required to be discussed by Statements on Auditing Standards, No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, and has discussed with KPMG its independence. Based on these reviews and discussions, the Audit Committee recommended to the Board of Trustees that the audited financial statements be included in the annual report to Shareholders for the previous fiscal year for filing with the SEC.

The following table presents fees billed for professional audit services rendered by KPMG for the audit of the Fund's annual financial statements for the fiscal years ended August 31, 2007 and 2008, respectively, and for fees billed for other services rendered by KPMG to the Fund. There were no fees paid to KPMG during the fiscal years where the de minimis exception was used.

	2008	2007
Audit fees	$47,708	$54,108
Audit-related fees	$0	$0
Tax fees[1]	$727	$0
Non-audit fees[2]	$912,374	$1,108,367
All other fees	$0	$0

1	Tax fees consists of fees for tax consultation, tax compliance and tax review.
2

Non-audit fees consists of the aggregate fees for non-audit services rendered to the Fund, EIMC (not including any sub-advisor whose role is primarily portfolio management and is subcontracted with or overseen by another investment advisor) and EIS.

The Board of Trustees has adopted a written charter for the Audit Committee which is attached to this proxy statement as Exhibit C (the "Charter"). The Audit Committee reviews the Charter at least annually and may recommend changes to the Board.

Other Business

As of the date of this Proxy Statement, neither the Fund's officers nor EIMC are aware of any other business to come before the Meeting other than as set forth in the Notice of Annual Meeting of Shareholders. If any other business is properly brought before the Meeting, or any adjournment thereof, the persons named as proxies in the enclosed proxy card will vote in accordance with the views of management of the Fund.

Required Vote for Proposal 1

If a quorum is met, the affirmative vote of a plurality of the votes cast by shareholders present in person or represented by proxy at the Meeting and entitled to vote is required for the election of trustees (Proposal 1).

Required Vote for Proposal 2

Approval of the amendment to the fundamental investment restriction concerning lending requires the affirmative vote of a majority of the oustanding voting securities of the Fund as defined in the 1940 Act. The 1940 Act defines the vote of a majority of the oustanding voting securities of the Fund to mean the affirmative vote of the lesser of (a) 67% or more of the Shares of the Fund present at the meeting, if more than 50% of the outstanding shares of the Fund are present in person or by proxy at the Meeting, or (b) more than 50% of the outstanding Shares of the Fund.

Notice

A certificate of Trust in respect of the Fund is on file with the Secretary of the State of Delaware. As provided in the Fund's Declaration, the obligations of any instrument made or issued by any Trustee or Trustees or by any officer or officers of the Fund are not binding upon any of them or the shareholders individually but are binding only upon the assets and property of the Fund.

Shareholder Proposals

Currently, the Fund holds an annual meeting of shareholders for the purpose of electing Trustees.

Any Shareholder desiring to present a proposal for consideration at the 2009 annual meeting of Shareholders of the Fund to be included in the Fund's proxy materials should submit such a timely proposal in writing to the Secretary, c/o Evergreen Investment Services, Inc., Evergreen Utilities and High Income Fund, 200 Berkeley Street, Boston, MA 02116-5034 by the close of business on or before July 2, 2009.

Any Shareholder desiring to present a proposal for consideration at the 2009 annual meeting of Shareholders of the Fund that will not be included in the Fund's proxy materials should submit such a timely proposal in writing to the Secretary, c/o Evergreen Investment Services, Inc., Evergreen Utilities and High Income Fund, 200 Berkeley Street, Boston, MA 02116-5034 by the close of business on or before August 1, 2009, but no earlier than July 3, 2009.

The persons named as proxies for the 2008 annual meeting of Shareholders of the Fund will have discretionary authority to vote on any matters presented at the meeting of which the Fund did not have notice on or before September 15, 2009.

Mere submission of a proposal does not guarantee inclusion of the proposal in the proxy statement or presentation of the proposal at the 2009 annual meeting since such inclusion and presentation are subject to various conditions and requirements, including those required by applicable law.

THE BOARD OF TRUSTEES OF THE FUND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE AS A TRUSTEE AND IN FAVOR OF THE AMENDMENT TO THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION CONCERNING LENDING.

Michael H. Koonce, Secretary

October 30, 2008

Instructions for Executing Proxy Card

The following general rules for signing proxy cards may be of assistance to you and may help to avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

1. INDIVIDUAL ACCOUNTS: Sign your name exactly as it appears in the Registration on the proxy card.

2. JOINT ACCOUNTS: Either party may sign, but the name of the party signing should conform exactly to a name shown in the Registration on the proxy card.

3. ALL OTHER ACCOUNTS: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of Registration. For example:

REGISTRATION CORPORATE ACCOUNTS	VALID SIGNATURE
(1) ABC Corp.	ABC Corp.
(2) ABC Corp.	John Doe, Treasurer
(3) ABC Corp. c/o John Doe, Treasurer	John Doe
(4) ABC Corp. Profit Sharing Plan	John Doe, Trustee
TRUST ACCOUNTS
(1) ABC Trust	Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee u/t/d 12/28/78	Jane B. Doe
CUSTODIAL OR ESTATE ACCOUNTS
(1) John B. Smith, Cust. f/b/o John B. Smith, Jr. UGMA	John B. Smith
(2) John B. Smith	John B. Smith, Jr., Executor

After completing your proxy card, return it in the enclosed postage-paid envelope.

If you have any questions about the proxy card, please call the Altman Group, our proxy solicitor, at 800.821.8781 (toll free).

Exhibit A

EXECUTIVE COMMITTEE CHARTER

EVERGREEN FUNDS

1) The Executive Committee shall be composed entirely of independent Trustees.

2) The purposes of the Executive Committee are:

a) To formulate policies and procedures governing the Board's structure and operation;

b) To act as liaison between Evergreen (Evergreen Investment Management Company, LLC, Evergreen Investment Services, Inc. and Evergreen Service Company, LLC) and the full Board of Trustees;

c) To act on behalf of the Board between regular Board meetings;

d) To act as the Qualified Legal Compliance Committee of the Board of Trustees;

e) To act as the Nominating Committee of the Board of Trustees;

f) To oversee generally the status of any litigation commenced by or against the Evergreen Funds; litigation commenced by or against any service provider to the Funds that relates to the Funds or that may have a material effect on the service provider's ability to perform its services to the Funds; non-routine regulatory actions, examinations, inspections, or other activities in respect of the Funds; and non-routine regulatory actions, examinations, inspections, or other activities in respect of any service provider to the Funds that relate to its services to the Funds or that may have a material effect on the service provider's ability to perform its services to the Funds (all of the foregoing referred to herein as "Legal Proceedings");

g) To regularly review the Funds' securities lending activities; and

h) To review the proxy voting activity for the Funds, including the results of proxy votes and related matters.

3) To carry out its purposes, the Executive Committee shall have the following duties and, without limitation, the following powers:

a) To prepare and recommend to the full Board written policies and procedures governing the structure and operation of the Board, including but not limited to policies relating to Board size, qualifications for Board membership, filling of vacancies, committees, compensation and retirement; and from time to time to review such policies and procedures and recommend any changes;

b) To select and to recommend to the full Board persons to fill vacancies on the Board;

c) To recommend to the full Board the amount of compensation to be paid to Trustees for service on the Board and on committees of the Board;

d) To take on behalf of the Board, between regular meetings of the full Board, any actions required to be taken by the Board that are not required by the Declaration of Trust or applicable law to be taken by the full Board or by another group of Trustees;

e) To report its activities to the full Board on a regular basis and to make such recommendations with respect to the above and other matters as the Executive Committee may deem necessary or appropriate;

f) To submit Trustees' inquiries to the Evergreen Funds' investment adviser and its affiliates in connection with contract approvals;

g) In connection with its oversight of the status of any Legal Proceedings (i) meet with internal Evergreen Investment Management Company, LLC ("EIMC") counsel, and external counsel, if any, responsible for any Legal Proceedings as and to the extent the Committee believes appropriate in connection with its oversight responsibilities; (ii) generally oversee the filing by service providers of class action settlement documentation on behalf of the Funds and reporting from time to time to the full Board of Trustees with respect thereto; (iii) report to the full Board of Trustees periodically as to the status of any Legal Proceedings reviewed by the Committee.

4) The Executive Committee shall meet on a regular basis and is empowered to hold special meetings as circumstances require.

5) The Executive Committee shall have the resources and authority appropriate to discharge its responsibilities.The Executive Committee shall review this Charter at least annually and recommend any changes to the full Board of Trustees.

Last Approved: June 14, 2007
Last Revised: May 21, 2007

Exhibit B

POLICY FOR THE CONSIDERATION OF TRUSTEE NOMINEES

EVERGREEN TRUSTS

The following Policy for the Consideration of Trustee Nominees (the "Policy") shall be followed by the Executive Committee (the "Committee") of each Evergreen Trust in filling vacancies on the Boards of Trustees or when Trustees are to be nominated for election by shareholders.

Minimum Nominee Qualifications

1. With respect to nominations for Trustees who are not interested persons of a Fund as defined by Section 2(a)(19) of the Investment Company Act of 1940 (the "1940 Act") ("Disinterested Trustees"), nominees shall be independent of the Fund's investment adviser and other principal service providers. The Committee shall also consider the effect of any relationship beyond those delineated in the 1940 Act that might impair independence, such as business, financial or family relationships with the investment adviser or its affiliates.

2. All nominees must qualify under all applicable laws and regulations.

3. The proposed nominee may not be within five years of the Fund's retirement age for Trustees unless he or she is nominated for re-election.

4. The Committee may also consider such other factors as it may determine to be relevant.

Other Qualifications

1. With respect to all proposed nominees, the Committee shall consider whether the proposed nominee serves on boards of or is otherwise affiliated with competing financial service organizations or their related fund complexes or companies in which the Evergreen Funds may invest.

2. The Committee shall consider whether the proposed nominee is able to and intends to commit the time necessary for the performance of Trustee duties.

3. The Committee shall consider the integrity and character of the proposed nominee, and the proposed nominee's compatibility with the current Trustees.

4. The Committee may require an interview with the proposed nominee.

Nominees Recommended by Shareholders

1. The Committee shall consider nominations for openings on the Board of Trustees from shareholders who have separately or as a group held for at least one full year 5% of the shares of a Fund.

2. The Committee shall give candidates recommended by shareholders the same consideration as any other candidate.

3. Shareholder recommendations should be sent to the attention of the Committee in care of the Fund's Secretary and should include biographical information, including business experience for the past ten years and a description of the qualifications of the proposed nominee, along with a statement from the proposed nominee that he or she is willing to serve and meets the requirements to be a Disinterested Trustee, if applicable.

Process for Identifying and Evaluating Trustee Nominees

1. When identifying and evaluating prospective nominees for openings on the Board of Trustees, the Committee shall review all recommendations in the same manner, including those received from shareholders.

2. The Committee shall first determine if the prospective nominee meets the minimum qualifications set forth above. Those proposed nominees meeting the minimum qualifications will then be considered by the Committee with respect to the other qualifications listed above, and any other qualifications deemed to be important by the Committee.

3. Those nominees selected by the Committee shall be recommended to the Boards of Trustees.

Last Approved: December 6, 2007
Last Revised: November 1, 2007

Exhibit C

AUDIT COMMITTEE CHARTER

EVERGREEN INCOME ADVANTAGE FUND
EVERGREEN MULTI-SECTOR INCOME FUND
EVERGREEN UTILITIES AND HIGH INCOME FUND

1) The Audit Committee (the "Committee") of Evergreen Income Advantage Fund, Evergreen Multi-Sector Income Fund and Evergreen Utilities and High Income Fund (the "Funds") shall be composed entirely of independent Trustees who, in the view of the Board of Trustees of the Funds (the "Board"), are free of any relationship that would interfere with the exercise of independent judgment. The independent Trustees (i) are barred from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from the Funds or an affiliate of the Funds, other than in the capacity as a member of the Board and any Board committee, and (ii) cannot be an "interested person" of the Funds as defined in Section 2(a)(19) of the Investment Company Act of 1940.

2) The Board will determine whether there is at least one member of the Committee who is an independent audit committee financial expert as defined in Item 3 of Form N-CSR.

3) The purposes of the Committee are:

a) To review the Funds' accounting and financial reporting policies and practices, their internal controls and, as appropriate, the internal controls of certain service providers;

b) To review the quality and objectivity of the Funds' financial statements and the independent audits thereof;

c) To serve as the Pricing Committee for the Funds and, in such capacity, to review issues and activities related to the valuation of the securities of the Funds; and

d) To act as liaison between the Funds' independent auditors and the Board.

The function of the Committee is to review; it is management's responsibility to maintain appropriate systems for accounting and internal control, and the auditors' responsibility to plan and carry out a proper audit.

In addition, the Committee shall be responsible for reviewing periodic reports from management and the Evergreen Valuation Committee as to the implementation of the various procedures relating to the valuation of the Funds portfolio securities.

4) To carry out its purposes, the Committee shall have the following duties and powers:

a) To be directly responsible for the appointment, retention, compensation, and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Funds, and each such registered public accounting firm must report directly to the Committee;

b) To recommend to the independent Trustees the selection, retention or termination of auditors and, in connection therewith, to evaluate the independence of the auditors, including whether the auditors provide any non-audit services to the Funds' investment advisers or affiliated persons of the investment advisers, and to receive the auditors' formal written statement delineating specific representations as to the auditors' independence and all relationships between the auditors and the Funds' investment advisers and any affiliated persons of the investment advisers, consistent with Independence Standards Board Standard 1. The Committee shall have responsibility for actively engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and for taking or recommending that the Board take appropriate action to oversee the independence of the auditors;

c) To instruct the auditors of the auditors' ultimate responsibility to the Board and the Committee, as representatives of shareholders, and the Board's and Committee's ultimate authority to select, evaluate, and, where appropriate, replace the auditors and to nominate the auditors for shareholder approval in any proxy statement;

d) To pre-approve all audit and non-audit services, except those within any applicable legal exception, provided to the Funds by their auditors or to establish pre-approval policies and procedures (which may include the establishment of a pre-approval sub-committee consisting of one or more independent Committee members who serve on the Board), to pre-approve non-audit services provided to the Funds' service providers and their affiliates, to the extent required by applicable law or as the Committee may in its discretion consider appropriate, to review in advance the related estimate of fees, and to recommend pre-approved audit and non-audit services and fee estimates for the Board's approval;

e) To meet with the Funds' independent auditors, including private meetings, as necessary (i) to review the arrangements for and scope of the annual audits and any special audits; (ii) to discuss any matters of concern relating to the Funds' financial statements, including any adjustments to such statements recommended by the auditors, or other results of said audit(s); (iii) to consider the auditors' comments with respect to the Funds' financial policies, procedures and internal accounting controls and management's responses thereto; (iv) to review the form of opinion the auditors propose to render to the Board and shareholders; (v) to receive reports from time to time about the nature of conversations, if any, between the auditors of Wachovia and its affiliates and the auditors of the Funds, and (vi) to discuss the results of the auditors' peer review, if any;

f) To receive at least annually a report from the auditors within 90 days prior to the filing of the auditor's report (or receive an updated report within such 90 day period, if the auditor's annual report is presented to the Committee more than 90 days prior to the filing of the auditor's report) which includes the following: (i) all critical accounting policies and practices used by the Funds (or, in connection with any update, any changes in such accounting policies and practices), (ii) all material alternative accounting treatments within GAAP that have been discussed with management since the last annual report or update, including the ramifications of the use of the alternative treatments and the treatment preferred by the accounting firm, (iii) other material written communications between the auditors and the management of the Funds since the last annual report or update, and (iv) a description of all non-audit services provided, including fees associated with the services, to the Funds' complex since the last annual report or update that were not subject to the pre-approval requirements as discussed above;

g) To consider the effect upon the Funds of any changes in accounting principles or practices proposed by management or the auditors;

h) To review and discuss with management, including any officers certifying the Funds' Form N-CSR, the Funds' audited financial statements and to review any officer's certifications and reports to be filed with the Securities and Exchange Commission on behalf of the Funds; to offer guidance with respect to such audited financial statements, certifications and reports; and to determine whether to recommend that the financial statements be included in the annual report;

i) To discuss all disclosures made by the Funds' officers certifying the Funds' Form N-CSR to the Committee, based on such officers' most recent evaluation, as to (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Funds' ability to record, process, summarize and report financial data, (ii) any fraud, whether or not material, that involves management or other employees who have significant roles in the Funds' internal controls, and (iii) any significant change in internal controls or other factors that could significantly affect internal controls, in each case, as reported to the Committee;

j) To investigate improprieties or suspected improprieties in the Funds' operations;

k) To establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by officers of the Funds or by employees of the Funds' investment advisers or other service providers, of concerns regarding questionable accounting or auditing matters;

l) To review recommendations as to the selection, retention or termination of pricing services;

m) To periodically review the Funds' Daily Portfolio Pricing Procedure, and to recommend any proposed changes to that Procedure to the Board when the Committee deems it necessary or appropriate;

n) To receive and review reports from the Chairman of the Evergreen Valuation Committee certifying as to compliance with the Funds' Daily Portfolio Pricing Procedure;

o) To review with the Chief Compliance Officer compliance with the Funds' Daily Portfolio Pricing Procedure;

p) To review errors in net asset value (NAV) calculations;

q) To consider any communications received from the Evergreen Valuation Committee regarding any unusual fair value situations that may arise;

r) To review reports by management regarding the profitability to Evergreen Investment Management Company, LLC, Evergreen Investment Services Inc. ("EIS"), and their affiliates of investment advisory, administrative, transfer agency, and other services, if any, provided to the Funds by them; and to review the various assumptions underlying such reports, including, without limitation, as to cost and expense allocations; and

s) To consider generally whether and to what extent the Funds have realized the benefits of economies of scale resulting from increases in the size of a Fund or Funds or increases in the efficiency of service providers.

5) The Committee shall meet at least quarterly and is empowered to hold special meetings, as circumstances require.

6) The Committee shall meet with internal auditors to review their audit plan and the result of completed audits.

7) The Committee shall review financial statements and other financial information provided to the Committee or to the Board of Trustees relating to any investment adviser or sub-adviser to the Funds.

8) The Committee shall review information presented to it periodically by management as to the performance of Evergreen Fund Administration of its obligations in respect of the Funds.

9) The Committee shall report its activities to the Board on a regular basis and make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate.

10) The Committee shall have the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties.

11) The Committee shall have the resources and authority appropriate to discharge its responsibilities.

12) The Committee shall review this Charter at least annually and recommend any changes to the Board.

Last Approved: December 6, 2007
Last Revised: November 9, 2007